Exhibit 99.1

FleetCor Reports Third Quarter 2012 Financial Results

Adjusted Net Income Increases 52% Versus Prior Year

FleetCor Raises 2012 Guidance

NORCROSS, Ga., November 8, 2012 — FleetCor Technologies, Inc. (NYSE: FLT), a leading independent global provider of fuel cards and workforce payment products to businesses, today reported financial results for its third quarter ended September 30, 2012.

“The third quarter was another excellent quarter for FleetCor, which included revenue growth of 39% and adjusted net income growth of 52% over the third quarter of 2011,” said Ron Clarke, chairman, and chief executive officer, FleetCor Technologies, Inc. “Our results were again driven by strong organic growth in the U.S. and the impact of acquisitions closed over the last year. Integration of our recent acquisitions in Brazil and Russia remains on track.”

Financial results for the third quarter of 2012:

GAAP Results

•	Total revenues, net in the third quarter of 2012 increased 39% to $186.9 million compared to $134.2 million in the third quarter of 2011

•	Net income in the third quarter of 2012 increased 47% to $59.6 million, or $0.69 per diluted share, compared to $40.5 million, or $0.48 per diluted share in the third quarter of 2011

Non-GAAP Results

•	Adjusted revenues[1] (revenues, net less merchant commissions) in the third quarter of 2012 increased 44% to $174.0 million compared to $120.9 million in the third quarter of 2011

•	Adjusted net income[1] in the third quarter of 2012 increased 52% to $71.6 million, or $0.83 per diluted share, compared to $47.2 million, or $0.56 per diluted share in the third quarter of 2011

Subsequent Events:

FleetCor announced that on November 7th, 2012, that it had increased the size of its credit facility by $500 million. The increased credit facility totals $1.4 billion and consists of a $550 million term loan facility and an $850 million revolving credit facility. The interest rates on the upsized facility remain unchanged.

FleetCor anticipates using the increased facility primarily to help fund future acquisitions, for working capital and other general corporate purposes, including to potentially fund share repurchases from certain of its significant legacy investors.

Updated 2012 Outlook:

“Our continued strong performance this quarter together with a strong first half of the year gives us confidence to again increase our guidance for 2012,” said Eric Dey, chief financial officer, FleetCor

[1]	Reconciliations of GAAP results to non GAAP results are provided in Exhibit 1 attached. Additional supplemental data is provided in Exhibit 2 and segment information is provided in Exhibit 3.

Technologies, Inc. “We are now expecting revenue growth of approximately 31% and adjusted net income growth of approximately 37% for 2012. In addition, we believe the upsized credit facility provides us with plenty of dry powder to execute our corporate strategies”.

FleetCor Technologies, Inc. is raising its financial guidance for 2012 as follows:

•	Revenues, net between $678 million and $682 million, up from our previous guidance range of $665 million to $675 million

•	Adjusted net income[1] between $248 million and $251 million, up from our previous guidance range of $235 million to $240 million; and

•	Adjusted net income[1] per diluted share between $2.89 and $2.91, up from our previous guidance range of $2.74 to $2.78

The assumptions included in the guidance are as follows:

•	Fuel prices flat to current levels

•	Market spreads at their historic normal levels

•	A slight decrease in our effective tax rate from 30.1% in 2011 to 29.8% in 2012

•	Foreign exchange rates to remain at current levels

•	Fully diluted shares outstanding of 86.2 million shares

•	No impact related to future acquisitions or material new partnership agreements

Conference Call

The Company will host a conference call to discuss third quarter of 2012 financial results today at 5:00pm ET. Hosting the call will be Ron Clarke, chief executive officer, and Eric Dey, chief financial officer. The conference call can be accessed live over the phone by dialing 888-846-5003, or for international callers 480-629-9856. A replay will be available one hour after the call and can be accessed by dialing 877-870-5176 or 858-384-5517 for international callers; the conference ID is 4572983. The replay will be available until Thursday, November 15, 2012. The call will be webcast live from the Company’s investor relations website at investor.fleetcor.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about FleetCor’s beliefs, expectations and future performance, are forward-looking statements. Forward-looking statements can be identified by the use of words such as “anticipate,” “intend,” “believe,” “estimate,” “plan,” “seek,” “project” or “expect,” “may,” “will,” “would,” “could” or “should,” the negative of these terms or other comparable terminology. Examples of forward-looking statements in this press release include statements relating to revenue and earnings guidance, assumptions underlying financial guidance, expectations regarding the benefits of the upsized credit facility and potential uses of proceeds from the upsized credit facility. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those contained in any forward-looking statement, such as delays or failures associated with implementation; fuel price and spread volatility; changes in credit risk of customers and associated losses; the actions of regulators relating to payment cards or resulting from investigations; failure to maintain or renew key business relationships; failure to maintain competitive offerings; failure to maintain or renew sources of financing; failure to complete, or delays in completing, anticipated new partnership arrangements or acquisitions and the failure to successfully integrate or otherwise achieve anticipated benefits from such partnerships or acquired businesses; failure to successfully expand business internationally; the impact of foreign exchange rates on operations, revenue and income; the effects of general economic conditions on fueling patterns and the commercial activity of fleets, as well as the other risks and uncertainties identified under the caption “Risk Factors” in FleetCor’s Annual Report on Form 10-K for the year ended December 31, 2011, filed with the Securities and Exchange Commission on February 29, 2012. FleetCor believes these forward-looking statements are reasonable; however, forward-looking statements are not a guarantee of performance, and undue reliance should not be placed on such statements. The forward-looking statements included in this press release are made only as of the date hereof, and FleetCor does not undertake, and specifically disclaims, any obligation to update any such statements or to publicly announce the results of any revisions to any of such statements to reflect future events or developments.

About Non-GAAP Financial Measures

Adjusted revenues, net are calculated as revenues less merchant commissions. Adjusted net income is calculated as net income, adjusted to eliminate (a) non-cash stock-based compensation expense related to share-based compensation awards, (b) amortization of deferred financing costs and intangible assets, (c) amortization of the premium recognized on the purchase of receivables and, (d) loss on the early extinguishment of debt. EBITDA is calculated as net income as reflected in our income statement, adjusted to eliminate (a) interest expense, (b) tax expense, (c) depreciation of long-lived assets, and (d) amortization of intangible assets. The company uses adjusted revenues as a basis to evaluate the company’s revenues, net of the commissions that are paid to merchants to participate in our card programs. The commissions paid to merchants can vary when market spreads fluctuate in much the same way as revenues are impacted when market spreads fluctuate. The company believes this is a more effective way to evaluate the company’s revenue performance. The company uses EBITDA as a basis to evaluate our operating performance net of the impact of certain items during the period. We believe that EBITDA may be useful to investors to understanding our operating performance on a consistent basis. We prepare adjusted net income to eliminate the effect of items that we do not consider indicative of our core operating performance. Adjusted revenues and adjusted net income are supplemental measures of operating performance that do not represent and should not be considered as an alternative to revenues, net, net income or cash flow from operations, as determined by U.S. generally accepted accounting principles, or U.S. GAAP, and our calculation thereof may not be comparable to that reported by other companies. We believe it is useful to exclude non-cash stock-based compensation expense from adjusted net income because non-cash equity grants made at a certain price and point in time do not necessarily reflect how our business is performing at any particular time and stock-based compensation expense is not a key measure of our core operating performance. We also believe that amortization expense can vary substantially from company to company and from period to period depending upon their financing and accounting methods, the fair value and average expected life of their acquired intangible assets, their capital structures and the method by which their assets were acquired; therefore, we have excluded amortization expense from our adjusted net income. We also exclude loss on the early extinguishment of debt from adjusted net income, as this expense is non-cash and is one-time in nature and does not reflect the ongoing operations of the business.

Management uses adjusted revenues and adjusted net income:

•	as measurements of operating performance because they assist us in comparing our operating performance on a consistent basis;

•	for planning purposes, including the preparation of our internal annual operating budget;

•	to allocate resources to enhance the financial performance of our business; and

•	to evaluate the performance and effectiveness of our operational strategies.

We believe adjusted revenues and adjusted net income are key measures used by the Company and investors as supplemental measures to evaluate the overall operating performance of companies in our industry. By providing these non-GAAP financial measures, together with reconciliations, we believe we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing strategic initiatives.

About FleetCor

FleetCor is a leading global provider of fuel cards and workforce payment products to businesses. FleetCor’s payment programs enable businesses to better control employee spending and provide card-accepting merchants with a commercial customer base that can increase their sales and customer loyalty. FleetCor serves commercial accounts in North America, Latin America, and Europe. For more information, please visit www.fleetcor.com.

Contact:

Investor Relations

investor@fleetcor.com

770-729-2017

FleetCor Technologies, Inc. and subsidiaries

Consolidated Statements of Income

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Revenues, net	$186,932	$134,213	$504,917	$379,431

Expenses:
Merchant commissions	12,930	13,347	40,974	36,505
Processing	30,568	20,878	83,161	58,585
Selling	12,790	9,484	33,239	26,274
General and administrative	31,219	19,729	78,866	59,718
Depreciation and amortization	13,591	9,052	36,920	26,247

Operating income	85,834	61,723	231,757	172,102

Other (income) expense, net	(3)	(518)	519	(608)
Interest expense, net	3,246	3,130	9,627	9,944
Loss on extinguishment of debt	—	—	—	2,669

Total other expense	3,243	2,612	10,146	12,005

Income before income taxes	82,591	59,111	221,611	160,097
Provision for income taxes	22,943	18,597	65,483	50,534

Net income	$59,648	$40,514	$156,128	$109,563

Basic earnings per share	$0.71	$0.50	$1.88	$1.36
Diluted earnings per share	$0.69	$0.48	$1.82	$1.31

Weighted average shares outstanding:
Basic shares	84,002	80,819	83,260	80,305
Diluted shares	86,224	83,649	85,681	83,526

FleetCor Technologies, Inc. and subsidiaries

Consolidated Balance Sheets

(In thousands, except share and par value amounts)

	September 30, 2012	December 31, 2011[1]
	(Unaudited)
Assets

Current assets:
Cash and cash equivalents	$300,061	$285,159
Restricted cash	52,186	55,762
Accounts receivable (less allowance for doubtful accounts of $19,995 and $15,315, respectively)	578,818	481,791
Securitized accounts receivable - restricted for securitization investors	355,000	280,000
Prepaid expenses and other current assets	25,608	15,416
Deferred income taxes	6,296	4,797

Total current assets	1,317,969	1,122,925

Property and equipment	117,008	93,380
Less accumulated depreciation and amortization	(70,466)	(60,656)

Net property and equipment	46,542	32,724

Goodwill	923,715	756,597
Other intangibles, net	465,785	385,607
Other assets	88,110	45,834

Total assets	$2,842,121	$2,343,687

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$533,113	$478,882
Accrued expenses	60,697	41,565
Customer deposits	177,952	180,269
Securitization facility	355,000	280,000
Current portion of notes payable and other obligations	228,639	140,354

Total current liabilities	1,355,401	1,121,070

Notes payable and other obligations, less current portion	278,863	278,429
Deferred income taxes	172,789	132,752

Total noncurrent liabilities	451,652	411,181

Commitments and contingencies

Stockholders’ equity:
Common stock, $0.001 par value; 475,000,000 shares authorized, 116,266,406 shares issued and 84,384,736 shares outstanding at September 30, 2012; and 475,000,000 shares authorized, 113,741,883 shares issued and 81,860,213 shares outstanding at December 31, 2011	116	114
Additional paid-in capital	525,056	466,203
Retained earnings	690,626	534,498
Accumulated other comprehensive loss	(5,067)	(13,716)

Less treasury stock, 31,881,670 shares at September 30, 2012 and December 31, 2011	(175,663)	(175,663)

Total stockholders’ equity	1,035,068	811,436

Total liabilities and stockholders’ equity	$2,842,121	$2,343,687

[1]	Certain prior period amounts have been recast in connection with ASC 805, Business Combinations.

FleetCor Technologies, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(In Thousands)

(Unaudited)

	Nine Months Ended September 30,
	2012	2011
Operating activities
Net income	$156,128	$109,563

Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation	9,831	8,477
Stock-based compensation	14,287	15,622
Provision for losses on accounts receivable	16,788	13,600
Amortization of deferred financing costs	1,596	1,351
Amortization of intangible assets	23,044	13,969
Amortization of premium on receivables	2,449	2,450
Deferred income taxes	2,501	(863)
Loss on extinguishment of debt	—	2,669
Changes in operating assets and liabilities (net of acquisitions):
Restricted cash	3,576	4,942
Accounts receivable	(178,715)	(140,491)
Prepaid expenses and other current assets	(4,352)	14,732
Other assets	(45,291)	(81)
Excess tax benefits related to stock-based compensation	(23,177)	(8,170)
Accounts payable, accrued expenses and customer deposits	54,466	32,747

Net cash provided by operating activities	33,131	70,517

Investing activities
Acquisitions, net of cash acquired	(189,819)	(21,933)
Purchases of property and equipment	(13,634)	(8,408)

Net cash used in investing activities	(203,453)	(30,341)

Financing activities
Excess tax benefits related to stock-based compensation	23,177	8,170
Borrowings on securitization facility, net	75,000	6,000
Deferred financing costs paid	(796)	(7,839)
Proceeds from issuance of common stock	21,391	5,066
Principal payments on notes payable	(23,492)	(335,215)
Borrowings on notes payable	—	300,000
Payments on revolver	(250,000)	—
Borrowings from revolver	330,000	—
Borrowings on swing line of credit, net	1,000	—
Other	(129)	(179)

Net cash provided by (used in) financing activities	176,151	(23,997)

Effect of foreign currency exchange rates on cash	9,073	6,301

Net increase in cash and cash equivalents	14,902	22,480
Cash and cash equivalents, beginning of period	285,159	114,804

Cash and cash equivalents, end of period	$300,061	$137,284

Supplemental cash flow information
Cash paid for interest	$10,858	$11,213

Cash paid for income taxes	$29,428	$35,171

Exhibit 1

RECONCILIATION OF NON-GAAP MEASURES

(In thousands, except per share amounts)

(Unaudited)

The following table reconciles revenues, net to adjusted revenues:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011

Revenues, net	$186,932	$134,213	$504,917	$379,431
Merchant commissions	12,930	13,347	40,974	36,505

Total adjusted revenues	$174,002	$120,866	$463,943	$342,926

The following table reconciles net income to EBITDA:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011

Net income	$59,648	$40,514	$156,128	$109,563
Provision for income taxes	22,943	18,597	65,483	50,534
Interest expense, net	3,246	3,130	9,627	9,944
Depreciation and amortization	13,591	9,052	36,920	26,247

EBITDA	$99,428	$71,293	$268,158	$196,288

The following table reconciles net income to adjusted net income and adjusted net income per diluted share:

	Three Months Ended September 30,		Nine Months Ended September 30,		Year Ended
	2012	2011	2012	2011	2011
Net income	$59,648	$40,514	$156,128	$109,563	$147,335

Stock based compensation	6,494	3,639	14,287	15,622	21,743
Amortization of intangible assets	8,687	4,782	23,044	13,969	19,590
Amortization of premium on receivables	816	816	2,449	2,450	3,266
Amortization of deferred financing costs	545	508	1,596	1,351	1,864
Loss on extinguishment of debt	—	—	—	2,669	2,669

Total pre-tax adjustments	16,542	9,745	41,376	36,061	49,132

Income tax impact of pre-tax adjustments at the effective tax rate	(4,595)	(3,066)	(12,226)	(11,383)	(14,805)

Adjusted net income	$71,595	$47,193	$185,278	$134,241	$181,662

Adjusted net income per diluted share	$0.83	$0.56	$2.16	$1.61	$2.17

Diluted shares	86,224	83,649	85,681	83,526	83,654

Exhibit 2

Key Operating Metrics

(In thousands, except revenues, net per transaction and adjusted revenues per transaction)

(Unaudited)

Transaction Volume, Revenues and Adjusted Revenue, Per Transaction and by Segment

	Three Months Ended September 30,				Nine Months Ended September 30,
	2012	2011	Change	% Change	2012	2011	Change	% Change

NORTH AMERICA
- Transactions	41,203	39,884	1,319	3.3%	117,204	114,667	2,537	2.2%
- Revenues, net per transaction	$2.46	$2.33	$0.13	5.6%	$2.49	$2.25	$0.24	10.8%
- Revenues, net	$101,495	$92,995	$8,500	9.1%	$291,593	$257,444	$34,149	13.3%

INTERNATIONAL
- Transactions[2]	38,058	14,276	23,782	166.6%	108,170	36,196	71,974	198.8%
- Revenues, net per transaction[2]	$2.24	$2.89	$(0.65)	-22.5%	$1.97	$3.37	$(1.40)	-41.5%
- Revenues, net	$85,437	$41,218	$44,219	107.3%	$213,324	$121,987	$91,337	74.9%

FLEETCOR CONSOLIDATED REVENUES
- Transactions[2]	79,261	54,160	25,101	46.3%	225,374	150,863	74,511	49.4%
- Revenues, net per transaction[2]	$2.36	$2.48	$(0.12)	-4.8%	$2.24	$2.52	$(0.28)	-11.1%
- Revenues, net	$186,932	$134,213	$52,719	39.3%	$504,917	$379,431	$125,486	33.1%

FLEETCOR CONSOLIDATED ADJUSTED REVENUES[1]
- Transactions[2]	79,261	54,160	25,101	46.3%	225,374	150,863	74,511	49.4%
- Adjusted Revenues per transaction[2]	$2.20	$2.23	$(0.04)	-1.6%	$2.06	$2.27	$(0.21)	-9.4%
- Adjusted Revenues	$174,002	$120,866	$53,136	44.0%	$463,943	$342,926	$121,017	35.3%

[1]

Adjusted revenues is a non-GAAP financial measure defined as revenues, net less merchant commissions. The Company believes this measure is a more effective way to evaluate the Company's revenue performance. Refer to Exhibit 1 for a reconciliation of revenues, net to adjusted revenues.

Sources of Revenue2

	Three Months Ended September 30,				Nine Months Ended September 30,
	2012	2011	Change	% Change	2012	2011	Change	% Change
Revenue from customers and partners	50.8%	50.6%	0.2%	0.4%	46.2%	50.9%	-4.7%	-9.2%
Revenue from merchants and networks	49.2%	49.4%	-0.2%	-0.4%	53.8%	49.1%	4.7%	9.6%

Revenue tied to fuel-price spreads	14.0%	19.6%	-5.6%	-28.6%	17.6%	19.4%	-1.8%	-9.3%
Revenue influenced by absolute price of fuel	21.7%	24.0%	-2.3%	-9.6%	20.8%	24.0%	-3.2%	-13.3%
Revenue from program fees, late fees, interest and other	64.3%	56.4%	7.9%	14.0%	61.6%	56.6%	5.0%	8.8%

[2]	Expressed as a percentage of consolidated revenue.

Exhibit 3

GAAP Segment Results

(In thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Revenues, net:
North America	$101,495	$92,995	$291,593	$257,444
International[1]	85,437	41,218	213,324	121,987

	$186,932	$134,213	$504,917	$379,431

Operating income:
North America	$49,273	$43,070	$140,984	$114,387
International[1]	36,561	18,653	90,773	57,715

	$85,834	$61,723	$231,757	$172,102

Depreciation and amortization:
North America	$5,046	$4,990	$15,064	$14,821
International[1]	8,545	4,062	21,856	11,426

	$13,591	$9,052	$36,920	$26,247

Capital expenditures:
North America	$1,153	$1,142	$5,749	$3,975
International[1]	4,050	1,350	7,885	4,433

	$5,203	$2,492	$13,634	$8,408

[1]

The results from our Mexican business acquired during the third quarter of 2011, Allstar business acquired during the fourth quarter of 2011, Russian business acquired in the second quarter of 2012 and CTF Technologies, Inc. acquired during the third quarter of 2012 are reported in our International segment.